As filed with the Securities and Exchange Commission on March 17, 2008
Registration No. 1-33913

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 4
to
Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Quanex Building Products Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	26-1561397 (I.R.S. Employer Identification No.)

1900 West Loop South Suite 1500 Houston, Texas (Address of principal executive offices)	77027 (Zip Code)

Registrant’s telephone number, including area code:
(713) 961-4600

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered
Common Stock, $0.01 par value per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:
None.

Information Required in Registration Statement
Cross-Reference Sheet Between the Information Statement and Items of Form 10

Our information statement may be found as Exhibit 99.1 to this Form 10. For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in the information statement.

Item 1.	Business

The information required by this item is contained under the sections “Summary,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Quanex Corporation” and “Business” of the Information Statement. Those sections are incorporated herein by reference.

Item 1A.	Risk Factors

The information required by this item is contained under the section “Risk Factors” of the Information Statement. That section is incorporated herein by reference.

Item 2.	Financial Information

The information required by this item is contained under the sections “Selected Financial Data of Quanex Corporation” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Quanex Corporation” of the Information Statement. Those sections are incorporated herein by reference.

Item 3.	Properties

The information required by this item is contained under the section “Business — Properties and Facilities” of the Information Statement. That section is incorporated herein by reference.

Item 4.	Security Ownership of Certain Beneficial Owners and Management

The information required by this item is contained under the section “Security Ownership of Certain Beneficial Owners and Management” of the Information Statement. That section is incorporated herein by reference.

Item 5.	Directors and Executive Officers

The information required by this item is contained under the section “Management” of the Information Statement. That section is incorporated herein by reference.

Item 6.	Executive Compensation

The information required by this item is contained under the section “Management” of the Information Statement. That section is incorporated herein by reference.

Item 7.	Certain Relationships and Related Transactions

The information required by this item is contained under the sections “Our Relationship with Quanex Corporation After the Distribution” and “Management” of the Information Statement. Those sections are incorporated herein by reference.

Item 8.	Legal Proceedings

The information required by this item is contained under the section “Business of Quanex Building Products Corporation — Legal Proceedings” of the Information Statement. That section is incorporated herein by reference.

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Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

The information required by this item is contained under the sections “Summary,” “The Distribution,” “Dividend Policy,” “Capitalization,” “Management” and “Description of Our Capital Stock” of the Information Statement. Those sections are incorporated herein by reference.

Item 10.	Recent Sales of Unregistered Securities

Not applicable.

Item 11.	Description of Registrant’s Securities to Be Registered

The information required by this item is contained under the section “Description of Our Capital Stock” of the Information Statement. That section is incorporated herein by reference.

Item 12.	Indemnification of Officers and Directors

The information required by this item is contained under the section “Description of Our Capital Stock” of the Information Statement. That section is incorporated herein by reference.

Item 13.	Financial Statements and Supplementary Data

The information required by this item is contained under the sections “Summary,” “Unaudited Pro Forma Condensed Consolidated Financial Data of Quanex Building Products Corporation,” “Selected Consolidated Financial Data of Quanex Corporation,” “Consolidated Financial Statements” and “Index to Consolidated Financial Statements” beginning on Page F-1 of the Information Statement. Those sections are incorporated herein by reference.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Not applicable.

Item 15.	Financial Statements and Exhibits

(a) Financial Statements.   The information required by this item is contained under the section “Index to Consolidated Financial Statements” beginning on page F-1 of the Information Statement. That section is incorporated herein by reference.

(b) Exhibits.  The following documents are filed as exhibits hereto:

Exhibit
Number		Exhibit Description

2.1		Distribution Agreement among Quanex Corporation, Quanex Building Products LLC and Quanex Building Products Corporation (incorporated by reference to Exhibit 10.1 to Quanex Corporation’s Current Report on Form 8-K filed with the Commission on December 24, 2007)
3	.1*	Certificate of Incorporation of Quanex Building Products Corporation
3	.2*	Bylaws of Quanex Building Products Corporation
4	.1*	Specimen common stock certificate of Quanex Building Products Corporation
10.1		Transition Services Agreement between Quanex Corporation and Quanex Building Products LLC (incorporated by reference to Exhibit 10.3 to Quanex Corporation’s Current Report on Form 8-K filed with the Commission on December 24, 2007)
10.2		Tax Matters Agreement by and among Quanex Corporation, Quanex Building Products LLC and Quanex Building Products Corporation (incorporated by reference to Exhibit 10.2 to Quanex Corporation’s Current Report on Form 8-K filed with the Commission on December 24, 2007)
10.3		Employee Matters Agreement by and among Quanex Corporation, Quanex Building Products LLC and Quanex Building Products Corporation (incorporated by reference to Exhibit 10.4 to Quanex Corporation’s Current Report on Form 8-K filed with the Commission on December 24, 2007)
10	.4**	Quanex Building Products Corporation 2008 Omnibus Incentive Plan
10	.5*	Form of Severance Agreement to be entered into by each of the executive officers of Quanex Building Products Corporation
10	.6*	Form of Change in Control Agreement to be entered into by each of the executive officers of Quanex Building Products Corporation
10	.7**	Quanex Building Products Corporation Deferred Compensation Plan
10	.8**	Quanex Building Products Corporation Restoration Plan
10	.9**	Quanex Building Products Corporation Supplemental Employees Retirement Plan
10	.10***	Form of Credit Agreement among Quanex Building Products Corporation, the Guarantors party thereto, the Lenders party thereto and Wells Fargo Bank, National Association, as Co-Lead Arranger and Administrative Agent, Bank of America, N.A., as Co-Lead Arranger and Syndication Agent, and Suntrust Bank, N.A., as Documentation Agent.
21	.1**	List of Subsidiaries of Quanex Building Products Corporation
99	.1**	Information Statement of Quanex Building Products Corporation

*	Previously filed.

**	Filed herewith.

***	To be filed by amendment.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment no. 4 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

QUANEX BUILDING PRODUCTS CORPORATION

By:	/s/ Kevin P. Delaney
Kevin P. Delaney
Senior Vice President and General Counsel

Dated: March 14, 2008

EXHIBIT INDEX

Exhibit
Number		Exhibit Description

2.1		Distribution Agreement among Quanex Corporation, Quanex Building Products LLC and Quanex Building Products Corporation (incorporated by reference to Exhibit 10.1 to Quanex Corporation’s Current Report on Form 8-K filed with the Commission on December 24, 2007)
3	.1*	Certificate of Incorporation of Quanex Building Products Corporation
3	.2*	Bylaws of Quanex Building Products Corporation
4	.1*	Specimen common stock certificate of Quanex Building Products Corporation
10.1		Transition Services Agreement between Quanex Corporation and Quanex Building Products LLC (incorporated by reference to Exhibit 10.3 to Quanex Corporation’s Current Report on Form 8-K filed with the Commission on December 24, 2007)
10.2		Tax Matters Agreement by and among Quanex Corporation, Quanex Building Products LLC and Quanex Building Products Corporation (incorporated by reference to Exhibit 10.2 to Quanex Corporation’s Current Report on Form 8-K filed with the Commission on December 24, 2007)
10.3		Employee Matters Agreement by and among Quanex Corporation, Quanex Building Products LLC and Quanex Building Products Corporation (incorporated by reference to Exhibit 10.4 to Quanex Corporation’s Current Report on Form 8-K filed with the Commission on December 24, 2007)
10	.4**	Quanex Building Products Corporation 2008 Omnibus Incentive Plan
10	.5*	Form of Severance Agreement to be entered into by each of the executive officers of Quanex Building Products Corporation
10	.6*	Form of Change in Control Agreement to be entered into by each of the executive officers of Quanex Building Products Corporation
10	.7**	Quanex Building Products Corporation Deferred Compensation Plan
10	.8**	Quanex Building Products Corporation Restoration Plan
10	.9**	Quanex Building Products Corporation Supplemental Employees Retirement Plan
10	.10***	Form of Credit Agreement among Quanex Building Products Corporation, the Guarantors party thereto, the Lenders party thereto and Wells Fargo Bank, National Association, as Co-Lead Arranger and Administrative Agent, Bank of America, N.A., as Co-Lead Arranger and Syndication Agent, and Suntrust Bank, N.A., as Documentation Agent.
21	.1**	List of Subsidiaries of Quanex Building Products Corporation
99	.1**	Information Statement of Quanex Building Products Corporation

*	Previously filed.

**	Filed herewith.

***	To be filed by amendment.